JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on
Schedule 13D with respect to the Common Stock of NextHealth, Inc. filed on January 26, 2001 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Joint Filing Agreement be included as an Exhibit to such Schedule 13D. This Joint Filing Agreement may be executed in any number of counterparts all of which shall constitute one and the same instrument.
              [SIGNATURES FOLLOW ON NEXT PAGE]

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 Dated: January 26, 2001            /s/William T. O'Donnell, Jr.
                                    ________________________________
                                     William  T.  O'Donnell, Jr., individually

                                   /s/George L. Ruff
                                   ________________________________
                                    George L. Ruff, individually

                                  /s/Beth O'Donnell
                                  ________________________________
                                   Beth O'Donnell, individually

                                   BTM Irrevocable Trust
                                   UA dated 09/02/89


                             By: /s/Jack O'Donnell
                                 ----------------------------------
                                 Jack O'Donnell, Trustee



         [SIGNATURE PAGE FOR JOINT FILING AGREEMENT]